EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-179608 on Form S-8 of our report dated March 30, 2012, relating to the financial statements of Synacor, Inc. (the “Company”) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Williamsville, New York

March 30, 2012